Exhibit 99.1

IAC’s ANGI Homeservices Inc. Makes Stock Market Debut

•                  IAC completes transaction combining Angie’s List with HomeAdvisor to launch category leader in the $400 billion market for home services

•                  ANGI Homeservices offers largest network in North America with 200,000 high quality service professionals across 500 home services categories and 400 discrete markets

•                  Suzy Welch, Alesia J. Haas and Yilu Zhao join Board of Directors

NEW YORK — October 2, 2017 — IAC (NASDAQ: IAC) and ANGI Homeservices Inc. (NASDAQ: ANGI) today announced that ANGI Homeservices Inc. will commence trading on Nasdaq under the ticker symbol “ANGI” today, October 2, 2017, following the completion of the transaction combining Angie’s List and IAC’s HomeAdvisor into a single, publicly-traded company. The new company instantly connects homeowners with the largest network of high quality service professionals in North America, and the combined network delivers the scale necessary to accelerate product innovation in the $400 billion home services category’s shift online. The transaction was approved by stockholders of Angie’s List at a special meeting held for such purpose on September 29, 2017, and completed following close of business that same day.

ANGI Homeservices combines Angie’s List’s well-known brand and large audience with IAC’s home services category leader HomeAdvisor, creating a pro forma entity that exceeded $890 million in combined revenue over the last twelve months, as of the second quarter of 2017.  The combined company expects to generate $270 million in Adjusted EBITDA in 2018 (excluding deferred revenue write-offs and transaction related one-time costs of up to $100 million) and is targeting a five-year compound annual growth rate of revenue of 20 to 25 percent, with Adjusted EBITDA margins ramping to approximately 35 percent.

“The combination of these two powerful companies marks a tipping point for the home services category,” said Chris Terrill, CEO, ANGI Homeservices. “As spending on home improvement projects continues to rise, consumers and service pros will now have access to unprecedented scale and product breadth when it comes to matching the right jobs with the right expertise in a fast, efficient and seamless way. As a single company, we can now drive more product innovation and value across our combined marketplace, increase customer satisfaction across the board, and more rapidly grab share from our single biggest competitor in this underpenetrated market: word of mouth.”

ANGI Homeservices offers the marketplace:

•                  North America’s largest combined network of 200,000 active, high quality service professionals with coverage across 500 different home services categories and 400 markets;

•                  A giant leap in scale on both the supply and demand side of the home services marketplace, accelerating this relatively immature market’s shift online;

•                  Enhanced innovation, products and technology to seamlessly connect homeowners and service providers — including Same Day Service, Instant Booking and Instant Connect;

•                  Superior monetization through the combination of Angie’s List’s nationally-recognized brand and HomeAdvisor’s performance-based on-demand marketplace, fueling incremental jobs to the combined network and increasing combined revenue.

ANGI Homeservices also today announced the appointment of three new Directors to its Board: best-selling author and business journalist Suzy Welch; Oz Management CFO and former CFO of OneWest Alesia J. Haas; and private equity investor and former CFO of Qunar Yilu Zhao. This brings the total size of the ANGI Homeservices Board of Directors to 10.

“ANGI Homeservices joins the ranks of Match, Expedia, Ticketmaster and many others, to emerge from IAC as a leader in its category with a powerful marketplace and strong momentum.  I believe this one could be our biggest yet,” said Joey Levin, CEO of IAC and Chairman of the ANGI Homeservices Board.

More information about ANGI Homeservices, including a full list of the Board of Directors, media and investor information, and can be found at www.angihomeservices.com.

Transaction Details

On September 29, 2017, ANGI Homeservices completed its previously announced acquisition of Angie’s List by way of the merger of its subsidiary Casa Merger Sub, Inc. with and into Angie’s List, with Angie’s List surviving the Merger as a wholly owned subsidiary of ANGI Homeservices.  In the merger, former Angie’s List security holders received a total of 61,290,846 shares of Class A common stock of ANGI Homeservices (taking into account cash elections made for 225,076 shares of Angie’s List common stock, for which holders who made such election received $8.50 in cash per share), representing 12.9% of the outstanding shares of common stock of ANGI Homeservices immediately following the merger.  Pursuant to the terms of the merger agreement, ANGI Homeservices issued shares of its Class B common stock to IAC such that, immediately following the merger, IAC held 414,753,615 shares of Class B common stock, representing 87.1% of the outstanding shares of common stock of ANGI Homeservices.  Effective as of the close of trading on September 29, 2017, Angie’s List common stock was delisted from the NASDAQ Stock Market and ceased to be publicly traded, and beginning today, October 2, 2017, the shares of Class A common stock of ANGI Homeservices will trade on NASDAQ under the former Angie’s List ticker symbol, “ANGI”.

As the transaction was consummated in the third quarter, a portion of the one-time, transaction-related charges previously disclosed will be reflected in the third quarter results of ANGI Homeservices and IAC.

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About ANGI Homeservices Inc.

Through its collection of brands, ANGI Homeservices Inc. (NASDAQ: ANGI) is creating the world’s largest digital marketplace for home services, connecting millions of homeowners across the globe with home service professionals. ANGI Homeservices operates 10 brands in eight countries, including HomeAdvisor®, Angie’s List, mHelpDesk, HomeStars (Canada), MyHammer (Germany), MyBuilder (UK), Werkspot (Netherlands) and Instapro (Italy). The company is headquartered in Golden, Colo. For more information visit www.angihomeservices.com.

About IAC

IAC (NASDAQ: IAC) is a leading media and Internet company comprised of widely known consumer brands such as Vimeo, Dictionary.com, Dotdash, The Daily Beast and Investopedia, along with ANGI Homeservices Inc. which operates HomeAdvisor and Angie’s List, and Match Group’s online dating portfolio, which includes Match, Tinder, PlentyOfFish and OkCupid.  The company is headquartered in New York City and has offices worldwide.

Cautionary Statement Regarding Forward-Looking Information

The information in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects” and “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to ANGI Homeservices Inc.’s future financial performance, ANGI Homeservices Inc.’s business prospects, strategy and anticipated trends in the industries in which ANGI Homeservices Inc.’s businesses operate, or will operate, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements.  IAC and ANGI Homeservices Inc. do not intend, and undertake no obligation, to update any forward-looking statement.

In addition to factors previously disclosed in IAC’s and ANGI Homeservices’ reports filed with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the possibility that the anticipated cost savings and other benefits of the completed business combination are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of HomeAdvisor and Angie’s List or as a result of changes in the economy and competitive factors in the areas where they do business; changes in asset quality and credit risk; the potential liability for a failure to meet regulatory requirements; potential changes to tax legislation; the potential effect of the consummation of the business combination on relationships, including with employees, customers and competitors; the ability to retain key personnel; changes in local, national and international financial market, insurance rates and interest rates; foreign currency exchange rate fluctuations; the ability to protect ANGI Homeservices’ systems from cyberattacks and protect personal and confidential user information; and certain risks relating to the relationship between IAC/InterActiveCorp and ANGI Homeservices, among other risks.

Contact Us

IAC/ANGI Homeservices Investor Relations

Mark Schneider

(212) 314-7400

IAC Corporate Communications

Valerie Combs

(212) 314-7361

ANGI Homeservices Corporate Communications

Brooke Gabbert

(303) 963-8173